UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 18, 2004

FelCor Lodging Trust Incorporated

(Exact name of registrant as specified in its charter)

Maryland	001-14236	75-2541756

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

545 E. John Carpenter Frwy., Suite 1300 Irving, Texas	75062

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (972) 444-4900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SIGNATURES
INDEX TO EXHIBITS
Underwriting Agreement
Articles Supplementary of the Company
Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership
Computation of Ratio of Earnings to Combined Fixed Charges
Press Release dated August 18, 2004
Press Release dated August 23, 2004

Section 1 – Registrant’s Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement.

     On August 23, 2004, FelCor Lodging Trust Incorporated, or the Company, in its capacity as the sole general partner of FelCor Lodging Limited Partnership, or FelCor LP, and on behalf of the limited partners of FelCor LP pursuant to the power of attorney granted to the Company in the Second Amended and Restated Agreement of Limited Partnership of FelCor LP, as amended, entered into the Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of FelCor LP. The amendment increased the number of Series A Cumulative Convertible Preferred Units authorized from 10,650,000 units to 12,950,000 units. The additional Series A Cumulative Convertible Preferred Units have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are applicable to the existing Series A Cumulative Convertible Preferred Units, except that dividends are cumulative on the additional Series A Cumulative Convertible Preferred Units from July 1, 2004. A copy of the Sixth Amendment is filed as an exhibit to this current report on Form 8-K.

Section 5 – Corporate Governance and Management

     Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

     On August 20, 2004, the Company filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary to its charter. The Articles Supplementary classified 2,300,000 additional unissued shares of Company preferred stock, par value $0.01 per share, as “$1.95 Series A Cumulative Convertible Preferred Stock.” As a result, the aggregate number of authorized shares of $1.95 Series A Cumulative Convertible Preferred Stock was increased to 12,950,000. The additional 2,300,000 shares of $1.95 Series A Cumulative Convertible Preferred Stock have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption that are applicable to the existing shares of $1.95 Series A Cumulative Convertible Preferred Stock, except that dividends are cumulative on the additional shares from July 1, 2004. A copy of the Articles Supplementary is filed as an exhibit to this current report on Form 8-K.

Section 8 – Other Events

     Item 8.01 Other Events.

     On August 18, 2004, the Company entered into an Underwriting Agreement with Citigroup Global Markets Inc. and Bear, Stearns & Co. Inc., or, collectively, the Underwriters. Pursuant to the Underwriting Agreement, the Company agreed to issue an aggregate of 2,000,000 shares of its Series A Preferred Stock. The Company also granted the Underwriters a 30-day option to purchase an additional 300,000 shares of Series A Preferred Stock to cover over-allotments, which the Underwriters exercised in full on August 19, 2004. The sale of the shares of Series A Preferred Stock, including the over-allotment shares, was completed on August 23, 2004.

     Each share of Series A Preferred Stock is entitled to a liquidation preference of $25 per share. Additionally, each share of Series A Preferred Stock may be converted at any time, unless previously redeemed, at the option of the holder into shares of Company common stock at a conversion price of $32.25 per share of Company common stock (equivalent to a conversion rate of 0.7752 shares of common stock for each share of Series A Preferred Stock), subject to adjustment in certain circumstances. Further, if shares of common stock of the Company trade at or above the conversion price of $32.25 for a specified period of time, the Company may redeem the Series A Preferred Stock, in whole or in part, for shares of Company common stock at the conversion rate of 0.7752 shares of Company common stock or for cash in an amount equal to the aggregate market value of that number of shares of Company common stock.

     This current report on Form 8-K contains exhibits that relate to the issuance of the Series A Preferred Stock.

Section 9 – Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

     The following exhibits are furnished in accordance with the provisions of Item 601 of Regulation S-K:

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of August 18, 2004, by and among the Company, Citigroup Global Markets Inc. and Bear, Stearns & Co. Inc.

3.1.4	Articles Supplementary of the Company designating the additional shares of $1.95 Series A Cumulative Convertible Preferred Stock filed August 20, 2004.

10.1.6	Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership, dated as of August 23, 2004.

12.1	Computation of ratio of earnings to fixed charges.

99.1	Press release issued by the Company on August 18, 2004, announcing the commencement of the offering of Series A Preferred Stock.

99.2	Press release issued by the Company on August 23, 2004, announcing the closing of the Series A Preferred Stock offering.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELCOR LODGING TRUST INCORPORATED
Date: August 26, 2004
	By: Name: Title:	/s/ Lawrence D. Robinson Lawrence D. Robinson Executive Vice President, General Counsel and Secretary

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit
1.1	Underwriting Agreement, dated as of August 18, 2004, by and among the Company, Citigroup Global Markets Inc. and Bear, Stearns & Co. Inc.

3.1.4	Articles Supplementary of the Company designating the additional shares of $1.95 Series A Cumulative Convertible Preferred Stock filed August 20, 2004.

10.1.6	Sixth Amendment to Second Amended and Restated Agreement of Limited Partnership of FelCor Lodging Limited Partnership, dated as of August 23, 2004.

12.1	Computation of ratio of earnings to fixed charges.

99.1	Press release issued by the Company on August 18, 2004, announcing the commencement of the offering of Series A Preferred Stock.

99.2	Press release issued by the Company on August 23, 2004, announcing the closing of the Series A Preferred Stock offering.